Exhibit 99.1

News Release

Contact:	Brian W. Wingard Treasurer (814) 765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS FOR 2017,

HIGHLIGHTED BY CONTINUED STRONG ORGANIC LOAN GROWTH

Clearfield, Pennsylvania – July 19, 2017

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the second quarter and first six months of 2017. Highlights include the following:

•	Net income of $6.7 million, or $0.44 per share, in the second quarter of 2017, compared to net income of $4.1 million, or $0.28 per share, in the second quarter of 2016. CNB recorded realized gains on the sale of available-for-sale securities of $155 thousand and $1.0 million during the three months ended June 30, 2017 and 2016, respectively. CNB recorded a gain on the sale of a branch of $536 thousand in the second quarter of 2017. In addition, CNB recorded prepayment penalties on long-term borrowings, core processing conversion expenses, and merger expenses totaling $3.2 million in the second quarter of 2016.
•	Net income of $13.2 million, or $0.87 per share, during the six months ended June 30, 2017, compared to net income of $9.1 million, or $0.63 per share, during the six months ended June 30, 2016. CNB recorded realized gains on the sale of available-for-sale securities of $1.5 million and $1.0 million during the six months ended June 30, 2017 and 2016, respectively. CNB recorded a gain on the sale of a branch of $536 thousand during the six months ended June 30, 2017. In addition, CNB recorded prepayment penalties on long-term borrowings, core processing conversion expenses, and merger expenses totaling $3.3 million during the six months ended June 30, 2016.
•	Annualized returns on average assets and equity of 1.00% and 11.28%, respectively, for the six months ended June 30, 2017, compared to 0.79% and 8.68%, respectively, for the six months ended June 30, 2016. The annualized return on average tangible equity was 13.70% and 10.09% during the six months ended June 30, 2017 and 2016, respectively.
•	Net interest margin of 3.70% for both the six months ended June 30, 2017 and 2016.
•	Loans of $2.02 billion as of June 30, 2017, including loans acquired from Lake National Bank, which closed in July 2016, of $122.3 million, compared to loans of $1.66 billion as of June 30, 2016. Organic loan growth in the first six months of 2017 was $147.3 million.
•	Deposits of $2.08 billion as of June 30, 2017, including deposits acquired from Lake National Bank of $139.8 million, compared to deposits of $1.89 billion as of June 30, 2016.
•	Book value per share of $15.72 as of June 30, 2017 increased 7.4% compared to book value per share of $14.64 as of December 31, 2016 and tangible book value per share of $13.04 as of June 30, 2017 increased 10.9% compared to tangible book value of $11.76 per share as of December 31, 2016, primarily as a result of CNB’s common stock issuance in the first quarter of 2017.
•	Non-performing assets of $21.2 million, or 0.79% of total assets as of June 30, 2017, compared to $16.4 million, or 0.64% of total assets, as of December 31, 2016.

Joseph B. Bower, Jr., President and CEO, stated, “The second quarter net interest income showed solid improvement. We are pleased with the continued growth of loan interest income along with the expansion of our net interest margin when compared to the first quarter of 2017.”

Net Interest Margin

Net interest margin on a fully tax equivalent basis was 3.70% for both the six months ended June 30, 2017 and 2016, despite the inclusion of $1.5 million in interest expense for the six months ended June 30, 2017 from CNB’s $50 million issuance of subordinated debt in the third quarter of 2016 to help support balance sheet growth.

In June 2017, CNB converted short-term borrowings having a maturity of two months or less and interest rates ranging from 1.30% to 1.38% to longer term advances with the Federal Home Loan Bank of Pittsburgh. The aggregate amount of such borrowings was $140 million, with a weighted average maturity of 3.7 years and a weighted average interest rate of 1.87%. Although the effect will be to increase borrowing costs in the near term, management believes the execution of this strategy will result in a more effective duration match with CNB’s loan portfolio and appropriately mitigate the interest rate risk associated with maintaining short-term borrowings in a rising interest rate environment.

Asset Quality

During the three and six months ended June 30, 2017, CNB recorded a provision for loan losses of $1.1 million and $2.2 million, as compared to a provision for loan losses of $220 thousand and $1.4 million for the three and six months ended June 30, 2016. Net chargeoffs during the three and six months ended June 30, 2017 were $411 thousand and $1.2 million, compared to net chargeoffs of $970 thousand and $2.2 million for the three and six months ended June 30, 2016. CNB Bank net chargeoffs totaled $58 thousand and $655 thousand during the six months ended June 30, 2017 and 2016, or .01% and .08%, respectively, of average CNB Bank loans. Holiday Financial Services Corporation is CNB’s consumer discount company and recorded net chargeoffs totaling $1.2 million and $1.5 million during the six months ended June, 2017 and 2016, respectively.

In the first quarter of 2017, one commercial real estate loan that was impaired at year end 2016 but still on accrual status was placed on nonaccrual status as a result of further deterioration in the financial condition of the borrower. The additional provision for loan losses recorded in 2017 related to this loan was $1.2 million, including $553 thousand in the first quarter and $603 thousand in the second quarter, which was based on the most current financial information available from the borrower as of each period end.

Non-Interest Income

Net realized gains on available-for-sale securities for the six months ended June 30, 2017 were $1.5 million, including $1.4 million on the sale of two structured pooled trust preferred securities. Net realized gains on available-for-sale securities for the six months ended June 30, 2016 were $1.0 million, including $922 thousand on the sale of two structured pooled trust preferred securities.

On May 19, 2017, CNB completed its previously announced sale of the Mt. Hope, Ohio branch to First Federal Community Bank. CNB transferred loans totaling $7.8 million and deposits totaling $7.4 million in conjunction with the sale of the branch and realized a gain of $536 thousand based on the 8% deposit premium paid by First Federal Community Bank.

As a result of CNB’s continued focus on growing its Private Client Solutions division, wealth and asset management revenues increased 21.3% from $1.5 million in the first six months of 2016 to $1.8 million in the first six months of 2017.

Non-Interest Expenses

Total non-interest expenses were $17.8 million and $34.8 million during the three and six months ended June 30, 2017, compared to $18.8 million and $33.6 million during the three and six months ended June 30, 2016. Included in non-interest expenses in 2016 were $3.3 million of non-recurring items, with merger related expenses of $215 thousand, costs associated with our core processing system upgrade of $1.6 million, and a prepayment penalty associated with the early payoff of long-term borrowings of $1.5 million.

Salaries and benefits expense increased $2.5 million, or 16.3%, during the six months ended June 30, 2017 compared to the six months ended June 30, 2016. As of June 30, 2017, CNB had 493 full-time equivalent staff, compared to 453 full-time equivalent staff as of June 30, 2016. The staff added during this period included both customer-facing personnel, such as business development and wealth management officers, as well as support department personnel. In addition, CNB retained 20 employees in connection with its acquisition of Lake National Bank in the third quarter of 2016. Occupancy expenses increased $1.1 million, or 29.0%, during the six months ended June 30, 2017 compared to the six months ended June 30, 2016. Holiday Financial Services Corporation incurred non-recurring occupancy expenses totaling $141 thousand in 2017 as a result of the closure of two of its offices. The remainder of the increase in occupancy expenses is attributable to the two locations acquired from Lake National Bank in Mentor, Ohio, as well as locations in Worthington, Ohio; Ashtabula, Ohio; Blair County, Pennsylvania; and Buffalo, New York that have been opened since the end of the second quarter of 2016.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.7 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, one loan production office, 33 full-service offices in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank, 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank, and a full-service office in Buffalo, New York conducting business as Bank on Buffalo, a division of CNB Bank. More information about CNB and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited)			(unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
(Dollars in thousands, except share and per share data)
	2017	2016	% change	2017	2016	% change
Income Statement
Interest income	$27,003	$22,473	20.2%	$52,107	$44,539	17.0%
Interest expense	4,014	3,070	30.7%	7,916	6,194	27.8%

Net interest income	22,989	19,403	18.5%	44,191	38,345	15.2%
Provision for loan losses	1,134	220	415.5%	2,150	1,416	51.8%

Net interest income after provision for loan losses	21,855	19,183	13.9%	42,041	36,929	13.8%

Non-interest income
Service charges on deposit accounts	1,165	1,006	15.8%	2,255	1,987	13.5%
Other service charges and fees	559	624	-10.4%	1,088	1,184	-8.1%
Wealth and asset management fees	952	780	22.1%	1,823	1,503	21.3%
Net realized gains on available-for-sale securities	155	1,005	-84.6%	1,538	1,005	53.0%
Net realized and unrealized gains on trading securities	127	64	98.4%	315	30	950.0%
Mortgage banking	247	147	68.0%	431	318	35.5%
Bank owned life insurance	364	263	38.4%	716	526	36.1%
Card processing and interchange income	970	787	23.3%	1,848	1,622	13.9%
Gain on sale of branch	536	—	NA	536	—	NA
Other	14	142	-90.1%	312	420	-25.7%

Total non-interest income	5,089	4,818	5.6%	10,862	8,595	26.4%

Non-interest expenses
Salaries and benefits	8,902	7,908	12.6%	17,907	15,399	16.3%
Net occupancy expense of premises	2,257	1,881	20.0%	4,797	3,720	29.0%
FDIC insurance premiums	370	340	8.8%	574	662	-13.3%
Core Deposit Intangible amortization	331	217	52.5%	662	432	53.2%
Prepayment penalties - long-term borrowings	—	1,506	NA	—	1,506	NA
Core processing conversion costs	—	1,488	NA	—	1,555	NA
Merger costs	—	173	NA	—	215	NA
Card processing and interchange expenses	614	448	37.1%	1,036	1,082	-4.3%
Other	5,323	4,791	11.1%	9,855	8,995	9.6%

Total non-interest expenses	17,797	18,752	-5.1%	34,831	33,566	3.8%

Income before income taxes	9,147	5,249	74.3%	18,072	11,958	51.1%
Income tax expense	2,464	1,184	108.1%	4,909	2,874	70.8%

Net income	$6,683	$4,065	64.4%	$13,163	$9,084	44.9%

Average diluted shares outstanding	15,206,708	14,367,812		15,051,045	14,362,273
Diluted earnings per share	$0.44	$0.28	57.1%	$0.87	$0.63	38.1%
Cash dividends per share	$0.165	$0.165	0.0%	$0.33	$0.33	0.0%
Payout ratio	38%	59%		38%	52%
Average Balances
Loans, net of unearned income	$1,993,287	$1,635,204		$1,951,035	$1,615,493
Total earning assets	2,488,622	2,186,049		2,454,390	2,174,251
Total assets	2,659,761	2,324,787		2,625,727	2,312,323
Total deposits	2,057,165	1,898,836		2,027,605	1,877,085
Shareholders’ equity	239,347	210,649		233,445	209,373
Tangible shareholders’ equity (*)	198,208	181,399		192,141	180,011
Performance Ratios (quarterly information annualized)
Return on average assets	1.01%	0.70%		1.00%	0.79%
Return on average equity	11.17%	7.72%		11.28%	8.68%
Return on average tangible equity (*)	13.49%	8.96%		13.70%	10.09%
Net interest margin (FTE)	3.73%	3.73%		3.70%	3.70%
Loan Charge-Offs
Net loan charge-offs	$411	$970		$1,211	$2,165
Net loan charge-offs / average loans	0.08%	0.24%		0.12%	0.27%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities, the gain on the sale of a branch, and one-time expenses including prepayment penalties on long-term borrowings, core processing conversion costs, and merger costs:

	(unaudited)			(unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	(Dollars in thousands)
				(unaudited)
	2017	2016	% change	2017	2016	% change
Pre-tax net income, GAAP basis	$9,147	$5,249	74.3%	$18,072	$11,958	51.1%
Net realized gains on available-for-sale securities	(155)	(1,005)	-84.6%	(1,538)	(1,005)	53.0%
Gain on sale of branch	(536)	—	NA	(536)	—	NA
Prepayment penalties - long-term borrowings	—	1,506	NA	—	1,506	NA
Core processing conversion costs	—	1,488	NA	—	1,555	NA
Merger costs	—	173	NA	—	215	NA

Pre-tax net income, non-GAAP	$8,456	$7,411	14.1%	$15,998	$14,229	12.4%

	(unaudited)		(unaudited)
	June 30	December 31	June 30	% change versus
	2017	2016	2016	12/31/16	6/30/16
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$2,020,829	$1,873,536	$1,655,844	7.9%	22.0%
Loans held for sale	1,652	7,528	863	-78.1%	91.4%
Investment securities	458,816	500,693	525,439	-8.4%	-12.7%
FHLB and other equity interests	23,298	19,186	16,023	21.4%	45.4%
Other earning assets	1,756	2,246	2,992	-21.8%	-41.3%

Total earning assets	2,506,351	2,403,189	2,201,161	4.3%	13.9%
Allowance for loan losses	(17,269)	(16,330)	(15,988)	5.8%	8.0%
Goodwill	38,730	38,730	27,194	0.0%	42.4%
Core deposit intangible	2,192	2,854	1,964	-23.2%	11.6%
Other assets	148,905	145,378	122,061	2.4%	22.0%

Total assets	$2,678,909	$2,573,821	$2,336,392	4.1%	14.7%

Non interest-bearing deposits	$313,871	$289,922	$253,352	8.3%	23.9%
Interest-bearing deposits	1,762,918	1,727,600	1,637,243	2.0%	7.7%

Total deposits	2,076,789	2,017,522	1,890,595	2.9%	9.8%
Borrowings	262,940	237,004	185,653	10.9%	41.6%
Subordinated debt	70,620	70,620	20,620	0.0%	242.5%
Deposits held for sale	—	6,456	—	NA	NA
Other liabilities	28,268	30,435	28,586	-7.1%	-1.1%
Common stock	—	—	—	NA	NA
Additional paid in capital	96,490	77,737	77,337	24.1%	24.8%
Retained earnings	142,409	134,295	127,614	6.0%	11.6%
Treasury stock	(541)	(127)	(205)	326.0%	163.9%
Accumulated other comprehensive income (loss)	1,934	(121)	6,192	NA	-68.8%

Total shareholders’ equity	240,292	211,784	210,938	13.5%	13.9%

Total liabilities and shareholders’ equity	$2,678,909	$2,573,821	$2,336,392	4.1%	14.7%

Ending shares outstanding	15,285,506	14,467,815	14,462,007
Book value per share	$15.72	$14.64	$14.59
Tangible book value per share (*)	$13.04	$11.76	$12.57
Capital Ratios
Tangible common equity / tangible assets (*)	7.56%	6.72%	7.88%
Tier 1 leverage ratio	8.45%	7.87%	8.71%
Common equity tier 1 ratio	10.27%	9.28%	10.78%
Tier 1 risk based ratio	11.29%	10.33%	11.98%
Total risk based ratio	14.71%	13.83%	12.93%
Asset Quality
Non-accrual loans	$19,995	$15,329	$11,998
Loans 90+ days past due and accruing	314	10	162

Total non-performing loans	20,309	15,339	12,160
Other real estate owned	889	1,015	516

Total non-performing assets	$21,198	$16,354	$12,676

Loans modified in a troubled debt restructuring (TDR):

Performing TDR loans	$8,253	$8,710	$8,903
Non-performing TDR loans **	2,935	3,121	5,183

Total TDR loans	$11,188	$11,831	$14,086

Non-performing assets / Loans + OREO	1.05%	0.87%	0.77%
Non-performing assets / Total assets	0.79%	0.64%	0.54%
Allowance for loan losses / Loans	0.85%	0.87%	0.97%

* - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Return on average tangible equity is calculated by dividing annualized net income by average tangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

** - Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited)		(unaudited)
	June 30	December 31	June 30
	2017	2016	2016
Shareholders’ equity	$240,292	$211,784	$210,938
Less goodwill	38,730	38,730	27,194
Less core deposit intangible	2,192	2,854	1,964

Tangible common equity	$199,370	$170,200	$181,780

Total assets	$2,678,909	$2,573,821	$2,336,392
Less goodwill	38,730	38,730	27,194
Less core deposit intangible	2,192	2,854	1,964

Tangible assets	$2,637,987	$2,532,237	$2,307,234

Ending shares outstanding	15,285,506	14,467,815	14,462,007
Tangible book value per share	$13.04	$11.76	$12.57
Tangible common equity/Tangible assets	7.56%	6.72%	7.88%